                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                             --------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             --------------------
                              ACE Capital Trust II
              (Exact name of obligor as specified in its charter)

      Delaware                                               Applied For
 (State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                           identification number)

c/o ACE USA, Inc.
Six Concourse Parkway, Suite 2500
Atlanta, Georgia                                                 30328
(Address of principal executive offices)                       (ZIP Code)

                             Preferred Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of May, 1999.


             The First National Bank of Chicago,
             Trustee

             By ___________________________________________
                Sandra L. Caruba
                Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         May 5, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust by and between Ace Capital Trust II and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago


                    By: ______________________________________
                         Sandra L. Caruba
                         Vice President

EXHIBIT 7


Legal Title of Bank:     The First National Bank of Chicago
                         Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                            Dollar Amounts
                                                             in thousands   C400
                                                    RCFD     BIL MIL THOU   ----
                                                    ----     ------------

ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):              RCFD
    a. Noninterest-bearing balances and currency    ----
       and coin(1)...............................   0081       5,585,982     1.a
    b. Interest-bearing balances(2)..............   0071       4,623,842     1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule
       RC-B, column A)...........................   1754               0     2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D)..................   1773      11,181,405     2.b
3.  Federal funds sold and securities purchased
    under agreements to resell...................   1350       9,853,544     3.

4.  Loans and lease financing receivables:          RCFD
    a. Loans and leases, net of unearned income     ----
       (from Schedule RC-C)......................   2122      31,155,998     4.a
    b. LESS: Allowance for loan and lease losses.   3123         411,963     4.b
    c. LESS: Allocated transfer risk reserve.....   3128           3,884     4.c

    d. Loans and leases, net of unearned            RCFD
       income, allowance, and reserve               ----
       (item 4.a minus 4.b and 4.c)..............   2125      30,740,151     4.d
5.  Trading assets (from Schedule RD-D)..........   3545       7,635,778     5.
6.  Premises and fixed assets (including
    capitalized leases)..........................   2145         739,925     6.

7.  Other real estate owned (from Schedule RC-M).   2150           4,827     7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-M)   2130         202,359     8.
9.  Customers' liability to this bank on
    acceptances outstanding......................   2155         269,516     9.
10. Intangible assets (from Schedule RC-M).......   2143         291,665     10.
11. Other assets (from Schedule RC-F)............   2160       3,071,912     11.
12. Total assets (sum of items 1 through 11).....   2170      74,200,906     12.

------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago
                         Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                            Dollar Amounts
                                                             in Thousands
                                                            --------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of        RCON
       columns A and C from Schedule RC-E,          ----
       part 1)...................................   2200      22,524,140   13.a
       (1) Noninterest-bearing(1)................   6631      10,141,937   13.a1
       (2) Interest-bearing......................   6636      12,382,203   13.a2

    b. In foreign offices, Edge and Agreement       RCFN
       subsidiaries, and IBFs (from Schedule RC-E,  ----
       part II)..................................   2200      19,691,237   13.b
       (1) Noninterest bearing...................   6631         408,126   13.b1
       (2) Interest-bearing......................   6636      19,283,111   13.b2
14. Federal funds purchased and securities sold
    under agreements to repurchase:                 RCFD 2800  9,113,686   14
15. a. Demand notes issued to the U.S. Treasury..   RCON 2840    120,599   15.a
    b. Trading Liabilities(from Sechedule RC-D)..   RCFD 3548  6,797,927   15.b

                                                    RCFD
16. Other borrowed money:                           ----
    a. With original maturity of one year or less   2332       5,385,355   16.a
    b. With original  maturity of more than one
       year......................................   A547         327,126   16.b
    c. With original maturity of more than three
       years ....................................   A548         316,411   16.c
17. Not applicable
18. Bank's liability on acceptance executed and
    outstanding..................................   2920         269,516   18.
19. Subordinated notes and debentures............   3200       2,400,000   19.
20. Other liabilities (from Schedule RC-G).......   2930       2,137,443   20.
21. Total liabilities (sum of items 13 through 20)  2948      69,083,440   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus   3838               0   23.
24. Common stock.................................   3230         200,858   24.
25. Surplus (exclude all surplus related to
    preferred stock).............................   3839       3,201,435   25.
26. a. Undivided profits and capital reserves....   3632       1,695,446   26.a
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.............   8434           6,349   26.b
27. Cumulative foreign currency translation
    adjustments..................................   3284          13,378   27.
28. Total equity capital (sum of items 23
    through 27)..................................   3210       5,117,466   28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,
    22, and 28)..................................   3300      74,200,906   29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of
   the statement below that best describes the
   most comprehensive level of auditing work
   performed for the bank by independent external     ----------------    Number
   auditors as of any date during 1996... RCFD 6724...      N/A            M.1.
                                                      ----------------
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.